Exhibit 99(a)
ACCOMMODATION AGREEMENT
     ACCOMMODATION AGREEMENT (this “Accommodation Agreement”) dated as of December 12, 2008, and effective as of the Accommodation Effective Date (as defined below), among DELPHI CORPORATION, a Delaware corporation (the “Borrower”), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and the subsidiaries of the Borrower signatory hereto (each a “Guarantor” and collectively the “Guarantors”), each of which Guarantors is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, the Lenders and other Persons party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Guarantors, the Lenders, the Administrative Agent and Citicorp USA, Inc., as Syndication Agent, are parties to that certain Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement, dated as of May 9, 2008 (as the same has been and may be further amended, modified or supplemented from time to time, the “Credit Agreement”);
     WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its subsidiaries are parties to the Security and Pledge Agreement, dated as of January 9, 2007 (as the same has been and may be further amended, modified or supplemented from time to time, the “Security and Pledge Agreement” and together with the Credit Agreement, the “Existing Agreements”); and
     WHEREAS, to permit completion of the negotiation of the Reorganization Plan and the exploration of other possible strategic transactions and to facilitate the Borrower’s and the Guarantors’ emergence from chapter 11, the Participant Lenders are willing, as an accommodation to the Borrower and the Guarantors for a limited period of time upon the terms and conditions set forth herein, to enable them to continue to operate, notwithstanding the occurrence and continuance of any Specified Defaults during the Accommodation Period.
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in any Existing Agreement has the meaning assigned to such term in such Agreement. Each reference herein to the Administrative Agent, Participant Lenders and Lenders is meant to refer to such Persons solely in such capacity.
     (b) As used in this Accommodation Agreement, the following terms have the meanings specified below:
     “Automatic Accommodation Termination Default” shall mean any Event of Default or other event in each case listed on Schedule I hereto.
     “Accommodation Default” shall mean the occurrence of any of the following events and the continuance thereof:

          (i) the Borrower or any Guarantor shall breach any covenant, condition or agreement contained in this Accommodation Agreement (except to the extent constituting an Automatic Accommodation Termination Default), after giving effect to any applicable grace periods contained in (x) the Credit Agreement (in the case of any covenant, condition, or agreement set forth in the Loan Documents (other than in the Accommodation Agreement) required to be complied with pursuant to Section 3(a)) or (y) this Accommodation Agreement;
          (ii) any Event of Default other than a Specified Default or an Automatic Accommodation Termination Default shall have occurred and be continuing; or
          (iii) the Borrower or any Guarantor shall have made payments outside the ordinary course of business on account of terminated Hedging Agreements (including any “Transactions” under and defined in any such Hedging Agreement) on or after the Accommodation Effective Date in excess of $175,000,000 in the aggregate.
     “Accommodation Period” shall mean the period beginning on the Accommodation Effective Date and ending on the earliest to occur of:
     (i) June 30, 2009; provided, that if the Borrower shall not have either (a) received, on or prior to February 27, 2009, binding commitments, subject to customary conditions, for debt and equity financing sufficient for the Borrower and the Guarantors to emerge from Chapter 11 pursuant to a Qualifying Reorganization Plan or (b) (x) filed with the Bankruptcy Court, on or prior to February 27, 2009, a Reorganization Plan that becomes a Satisfactory Reorganization Plan within 10 Business Days after such filing and (y) obtained entry by the Bankruptcy Court of a Plan Order, on or prior to March 31, 2009, with respect to such Satisfactory Reorganization Plan, then the date set forth in this clause (i) shall be May 5, 2009;
     (ii) the occurrence of an Automatic Accommodation Termination Default and the continuance of such Automatic Accommodation Termination Default for more than five (5) Business Days; and
     (iii) the delivery by the Administrative Agent to the Borrower of a written notice terminating the Accommodation Period pursuant to Section 2(b) hereof.
     “Borrowing Base Cash Collateral Account” shall mean any Full Control Deposit Account or Full Control Securities Account into which Borrowing Base Cash Collateral shall have been deposited, over which the Administrative Agent shall have sole and exclusive dominion and control, including the exclusive right of withdrawal.
     “Borrowing Base Cash Collateral” shall mean cash collateral (but excluding any cash collateral in the Letter of Credit Account) and Permitted Investments of the types specified in clauses (a), (b) and (c) of the definition thereof, in an aggregate amount not to exceed $200,000,000, pledged to the Administrative Agent by the Borrower or any Guarantor for the benefit of the Lenders and held on the Accommodation Effective Date in one or more Borrowing Base Cash Collateral Accounts, as reduced from time to time pursuant to Section 3(e)(iii).

     “Borrower Liquidity Availability” shall mean, at any time, an amount equal to the sum of (i) the unrestricted cash and cash equivalents of the Borrower and the Guarantors (as reflected on a consolidated balance sheet of the Borrower and the Guarantors) at such time and (ii) the amount of GM Undrawn Availability at such time.
     “Existing Reorganization Plan” shall mean the Borrower’s and the Guarantors’ First Amended Joint Plan of Reorganization substantially in the form filed with the Bankruptcy Court on October 3, 2008.
     “Foreign PBGC Lien” shall mean any Lien held by the PBGC on any assets of a Foreign Subsidiary, which Lien is filed, valid and enforceable in a non-U.S. jurisdiction.
     “GM Advances”  shall mean “Tranche B Loans” as defined under the GM-Delphi Agreement.
     “GM Undrawn Availability” shall mean, at any time, the amount by which the GM Commitment then in effect exceeds the aggregate amount of all outstanding GM Advances at such time; provided that the GM Undrawn Availability shall be deemed to be zero at any time that any condition to funding under the GM Commitment set forth in Section 4.03 of the GM-Delphi Agreement (other than the condition set forth in Section 4.03(a) thereof as in effect on the Accommodation Effective Date), is not satisfied at such time.
     “GSA Side Letter” shall mean a letter in form and substance substantially in the form attached as Exhibit E to the Borrower’s motion to approve the GM-Delphi Agreement Second Amendment, filed with the Bankruptcy Court on November 7, 2008.
     “Hedging Agreement Termination Forbearance Election” shall mean a written notice by a Person that is party to a Hedging Agreement with a Loan Party, delivered by such Person to the Borrower and the Administrative Agent on or prior to the Accommodation Effective Date, in form and substance substantially in the form attached hereto as Annex I.
     “Hedging Certification” shall mean a certificate delivered by the Borrower to the Administrative Agent on the Accommodation Effective Date pursuant to Section 35(xiii) stating either that (a) each Person that is party to a Hedging Agreement with any Loan Party is party to this Accommodation Agreement and has executed and delivered to the Borrower a Hedging Agreement Termination Forbearance Election or (b) at least one Person that is party to a Hedging Agreement with a Loan Party is not party to this Accommodation Agreement or has not executed and delivered to the Borrower a Hedging Agreement Termination Forbearance Election.
     “Hedging Requirement” shall be satisfied if the Hedging Certification delivered by the Borrower to the Administrative Agent on the Accommodation Effective Date pursuant to Section 35(xiii) states that each Person that is party to a Hedging Agreement with any Loan Party is party to this Accommodation Agreement and has executed and delivered to the Borrower a Hedging Agreement Termination Forbearance Election.

     “Participant Lender” shall mean (a) any Lender and (b) any Person that is owed any Secured Domestic Hedging Obligations or Cash Management Obligations, in each case that executes this Accommodation Agreement and any of such Lender’s or other Person’s successors and assigns that execute a Joinder to this Accommodation Agreement. For the avoidance of doubt, any party may, by so indicating on its signature page, execute this Accommodation Agreement solely in its capacity as a Participant Lender under clause (b) of this definition, and not as a Lender for any purposes of this Accommodation Agreement.
     “Plan Order” shall mean an order, inter alia, approving a disclosure statement or modifications to a disclosure statement and authorizing re-solicitation or solicitation, as the case may be, of votes.
     “Qualifying Reorganization Plan” shall mean any Reorganization Plan that provides for the same treatment of the Loans, the Commitments, the Administrative Agent and the DIP Lenders as the treatment provided in the Existing Reorganization Plan.
     “Required First Priority Participant Lenders” shall mean, at any time, Participant Lenders holding Tranche A Loans, LC Exposure and a portion of the Tranche B Loan in each case at such time representing in excess of 50% of the sum of (x) the Tranche A Total Commitment Usage held by all Participant Lenders at such time plus (y) the Total Tranche B Commitment held by all Participant Lenders at such time.
     “Required Total Participant Lenders” shall mean, at any time, Participant Lenders holding Tranche A Loans, LC Exposure, a portion of the Tranche B Loan and a portion of the Tranche C Loan, in each case at such time representing in excess of 50% of the sum of (x) the Tranche A Total Commitment Usage held by all Participant Lenders at such time plus (y) the Total Tranche B Commitment held by all Participant Lenders at such time plus (z) the Total Tranche C Commitment held by all Participant Lenders at such time.
     “Satisfactory Reorganization Plan” shall mean any new Reorganization Plan or modifications to the Existing Reorganization Plan, unless within 10 Business Days after such Reorganization Plan or modifications to the Existing Reorganization Plan have been filed with the Bankruptcy Court, the Administrative Agent shall have notified the Borrower in writing that such Reorganization Plan or modifications to the Existing Reorganization Plan are not satisfactory to either (a) the Required Lenders or (b) the Required Total Participant Lenders.
     “Segregated Account” shall mean any Borrowing Base Cash Collateral Account, any Segregated Tranche C Interest Account and the Letter of Credit Account.
     “Specified Defaults” shall mean any Event of Default listed on Schedule II hereto.
     “Specified Litigation Proceeds” shall mean in connection with any final award or settlement in whole or in part of the litigation between the Borrower and its Affiliates and the “Investors” and/or “Commitment Parties” (as each such term is defined in the Equity Purchase and Commitment Agreement, dated as of August 3, 2007 (as amended by the Second Restated First Amendment approved by the Bankruptcy Court on December 7, 2007 and as further amended, supplemented or otherwise modified from time, the “EPCA”) in connection with the

EPCA (including, without limitation, the litigation bearing the caption Delphi Corp. v. Appaloosa Mgmt. L.P., et al. (In re Delphi Corp.), Adv. Proc. 08-1232 (RDD) (Bankr. S.D.N.Y.) and Delphi Corp. v. UBS Securities LLC (In re Delphi Corp.), Adv. Proc. 08-1233 (RDD) (Bankr. S.D.N.Y.), the proceeds thereof, received from any Person, in the form of cash and Permitted Investments, net of attorneys’ fees and other customary fees and expenses actually incurred in connection therewith following the Accommodation Effective Date and net of taxes paid or reasonably estimated to be payable following the Accommodation Effective Date as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and a reasonable reserve for indemnification payments that could reasonably be expected to arise in respect thereof following the Accommodation Effective Date.
     2. Accommodation. (a) Each Participant Lender agrees that until the expiration or termination of the Accommodation Period, such Participant Lender will forbear (subject to the terms hereof) from (i) directing, voting to direct or requesting that the Administrative Agent take or exercise, and hereby directs the Administrative Agent not to take or exercise, any of the actions set forth in clauses (ii), (iv) and (v) of Section 7.01 of the Credit Agreement or any other remedies under the Credit Agreement, the Loan Documents (including, without limitation, pursuant to Sections 9 and 15 of the Security and Pledge Agreement) or otherwise (including, without limitation, enforcement or collection actions or other remedies available pursuant to applicable law), (ii) demanding repayment of any amount due under the Credit Agreement or from exercising such Participant Lender’s other remedies, if any, under the Credit Agreement, the Loan Documents (including, without limitation, pursuant to Sections 9 and 15 of the Security and Pledge Agreement) or otherwise (including, without limitation, enforcement or collection actions, the exercise of rights of setoff or other remedies available pursuant to applicable law), (iii) if and only if the Hedging Requirement has been satisfied, terminating any Hedging Agreement with the Borrower or any Guarantor (including any “Transactions” under and defined in any such Hedging Agreement) and demanding repayment or exercising any other remedies thereunder or otherwise; provided that if at any time the aggregate amount of Swap Exposure of Indebtedness in respect of Secured Domestic Hedging Obligations exceeds $500,000,000, such Participant Lender shall be entitled to terminate any such Hedging Agreement (including any “Transactions” under and defined in any such Hedging Agreement) but shall otherwise continue to forbear, subject to the terms hereof, from demanding repayment or otherwise exercising any other remedy thereunder or otherwise (including, without limitation, enforcement or collection actions, the exercise of rights of setoff or other remedies available pursuant to applicable law); (iv) demanding repayment or exercising any other remedies with respect to (A) any Cash Management Obligations with the Borrower or any Guarantor or (B) otherwise (including, without limitation, enforcement or collection actions or other remedies available pursuant to applicable law) and (v) directing, voting to direct or requesting that the Administrative Agent take or exercise, and hereby directs the Administrative Agent not to take or exercise, any of the actions set forth in Section 2.26 of the Credit Agreement, or any other rights of setoff under the Credit Agreement, the Loan Documents or otherwise (including, without limitation, pursuant to applicable law); in the case of clauses (i), (ii), (iii), (iv) and (v) above, solely to the extent the availability of such rights or remedies arise from any Specified Default (or in the case of clauses (iii) and (iv), from a cross-default (including resulting from any event of default or termination event under any Hedging Agreement) resulting from any Specified Default); provided that, except with respect to those provisions, limitations, restrictions and prohibitions under any of the

Loan Documents, the breach, noncompliance or nonperformance of which results in any Specified Default, the Borrower and the Guarantors shall comply during the Accommodation Period with all provisions, limitations, restrictions or prohibitions that would otherwise be effective or applicable under any of the Loan Documents (as amended by this Accommodation Agreement). Notwithstanding the foregoing, this Accommodation Agreement shall not prohibit any Participant Lender from terminating any Hedging Agreement (including any “Transaction” under and defined in any such Hedging Agreement) with the consent of the Borrower or Guarantor party thereto if there is no amount due and owing by the Borrower or any Guarantor upon such termination.
     (b) Upon the occurrence and during the continuance of any Accommodation Default or Automatic Accommodation Termination Default, the Administrative Agent shall, at the request of the Required First Priority Participant Lenders in the case of any Accommodation Default under clause (iii) of the definition thereof, and, at the request of the Required First Priority Participant Lenders or the Required Total Participant Lenders in the case of any other Accommodation Default or any Automatic Accommodation Termination Default, deliver to the Borrower a notice terminating the Accommodation Period. For the avoidance of doubt, upon the occurrence and during the continuance of any Automatic Accommodation Termination Default, and prior to the termination of the Accommodation Agreement, delivery of such notice is not a condition to termination of the Accommodation Agreement under clause (ii) of the definition of Accommodation Period, but will immediately operate to terminate the Accommodation Period under clause (iii) of the definition of Accommodation Period.
     (c) Upon the expiration or termination of the Accommodation Period, the agreement of the Participant Lenders pursuant to Section 2(a) above to forbear from inter alia exercising their remedies, and the direction to the Administrative Agent not to take or exercise certain actions or remedies pursuant to Sections 2(a)(i) and 2(a)(v) above, shall immediately terminate without the requirement of any demand, presentment, protest or notice of any kind, all of which the Borrower and the Guarantors hereby waive. The Borrower and the Guarantors agree that the Administrative Agent and the Participant Lenders may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Loan Documents and/or applicable law, including, without limitation, their respective rights and remedies in connection with any or all of the defaults and Events of Default, including, without limitation, the Specified Defaults.
     (d) For the avoidance of doubt, nothing herein (i) limits the right of the Administrative Agent or the Lenders, including during the Accommodation Period, to take any action to preserve or exercise or enforce rights or remedies nor (ii) constitutes a waiver of such rights, in either case against parties other than the Borrower and the Guarantors (“Third Party Rights”). For purposes of the foregoing, the Borrower and the Guarantors acknowledge and agree that execution and delivery of this Accommodation Agreement shall constitute the making of any necessary demand or the giving of any necessary notice for purposes of preserving and/or permitting the exercise of any such Third Party Rights of the Administrative Agent and the Lenders.
     (e) Execution of this Accommodation Agreement constitutes a direction by the Participant Lenders that the Administrative Agent act in accordance with its terms.

Notwithstanding the foregoing (and without limitation to the rights of the Borrower and the Guarantors to pursue all available remedies available in each case thereto under applicable law which may result from breach or non-performance by any Participant Lender of this Agreement or any of such Participant Lender’s obligations hereunder), the Administrative Agent shall have no liability to the Borrower, any Guarantor, or any Lender, for taking any action at the request of the Required Lenders, even if such action is inconsistent with this Accommodation Agreement. Notwithstanding the foregoing, each Participant Lender hereby agrees not to take any action, including without limitation directing the Administrative Agent to take any action, inconsistent with or in breach of this Accommodation Agreement. The parties acknowledge and agree that any actions taken or not taken by the Administrative Agent in accordance with this Accommodation Agreement are at the request of and with the consent of the Required Lenders under the Credit Agreement, and the Administrative Agent may rely thereon for purposes of Article 8 of the Credit Agreement.
     (f) The Borrower and the Guarantors acknowledge and agree that the agreement of the Participant Lenders hereunder to forbear from, and to request the Administrative Agent to forbear from, exercising their remedies with respect to the Specified Defaults shall not constitute a waiver of such Specified Defaults, and that except as expressly provided herein, the Lenders expressly reserve all rights and remedies that the Administrative Agent and the Lenders now or may in the future have under any or all of the Loan Documents and/or applicable law in connection with all defaults and Events of Default (including without limitation the Specified Defaults).
     3. Accommodation Covenants. (a) Notwithstanding the occurrence of the Maturity Date or any Specified Default, the Borrower and the Guarantors hereby agree to comply with all of the terms and conditions of the Loan Documents, as amended by this Accommodation Agreement, during the Accommodation Period, except to the extent that the breach, noncompliance or nonperformance of any such term or condition results in a Specified Default.
     (b) During the Accommodation Period, the Borrower shall promptly give to the Administrative Agent notice in writing of the occurrence of any Automatic Accommodation Termination Default or Accommodation Default, or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Automatic Accommodation Termination Default or Accommodation Default.
     (c) The Borrower and each of the Guarantors shall not, and shall not permit any of their respective Subsidiaries to, permit cumulative Global EBITDAR for the Global Entities for each rolling twelve (12) fiscal month period ending on the last day of each fiscal month set forth below to be less than the amount appearing opposite such month for such entity:

Global Entities
Period Ending	Global EBITDAR
December 31, 2008	$450,000,000
January 31, 2009	$400,000,000
February 28, 2009	$325,000,000
March 31, 2009	$350,000,000

Global Entities
Period Ending	Global EBITDAR
April 30, 2009	$350,000,000
May 31, 2009	$350,000,000
     (d) During the Accommodation Period, (i) Borrower Liquidity Availability shall at no time be less than $100,000,000 and (ii) together with the delivery to the Administrative Agent of the information required to be delivered pursuant to Section 5.01(c) of the Credit Agreement, the Borrower shall deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower, certifying in reasonable detail that the amount of Borrower Liquidity Availability is greater than or equal to $100,000,000.
     (e) (i) If at any time during the Accommodation Period, the aggregate principal amount of the outstanding Tranche A Loans plus the aggregate principal amount of the outstanding Tranche B Loan plus the Uncollateralized LC Exposure exceeds the amount (the “Maximum Amount”) equal to (A) the Accommodation Period Borrowing Base, minus (B) $200,000,000 (any such excess amount, the “Excess Drawn Amount”), the Borrower will within the Prepayment Period repay Obligations pursuant to Section 2.19(b) of the Credit Agreement and/or Cash Collateralize Letters of Credit pursuant to Section 2.19(b) of the Credit Agreement in an aggregate amount, if any, necessary to cause the aggregate principal amount of the outstanding Tranche A Loans plus the aggregate principal amount of the outstanding Tranche B Loan plus the Uncollateralized LC Exposure to be equal to or less than the Maximum Amount.
     (ii) For purposes hereof, (A) “Prepayment Period” shall mean within one Business Day or, if a Qualifying GM Borrowing Notice has been delivered by the Borrower to General Motors Corporation, within three Business Days, (B) a “Qualifying GM Borrowing Notice” shall mean a notice of borrowing delivered by the Borrower to General Motors Corporation requesting a borrowing under the GM-Delphi Agreement in accordance with the terms of the GM-Delphi Agreement in an amount at least equal to the Excess Drawn Amount so long as, at such time, such amount shall then be fully available and permitted to be drawn by the Borrower under the GM-Delphi Agreement and (C) “Accommodation Period Borrowing Base” shall mean, on any date, an amount (calculated based on the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the Credit Agreement) that is equal to the sum of (i) Available Receivables, plus (ii) Available Inventory, plus (iii) the Fixed Asset Component, plus (iv) the value of Borrowing Base Cash Collateral in an amount not to exceed $200,000,000, minus (v) the Carve-Out, minus (vi) an amount (not less than zero) equal to (A) the aggregate amount of Swap Exposure of all Pari Secured Hedging Obligations, minus (B) $75,000,000, minus (vii) the GM Prepayment Reserve outstanding on such date; provided that the aggregate amount of the Fixed Asset Component shall at no time account for more than thirty percent (30%) of the aggregate amount of the Borrowing Base (it being understood that, solely for purposes of this proviso, the aggregate amount of the Borrowing Base shall be calculated without giving effect to the addition described in clause (iv) and the deductions described in clauses (v) and (vi) above). For the avoidance of doubt, for purposes of this definition, (A) the amount described in clause (iii) of the definition of Carve-Out shall be deemed at all times to be equal to $35,000,000 and (B) the amount described in clause (iv)(y) of the definition of Carve-Out shall be deemed at all times to be equal to $10,000,000. Borrowing Base standards may be fixed and revised from time to time by the Administrative Agent in its reasonable discretion; provided that any change that increases the advance rates set forth in the definition of the term Accommodation Period Borrowing Base, adds new asset categories to the Accommodation Period Borrowing Base or otherwise causes the Accommodation Period Borrowing Base to be increased, shall be subject to the written consent of the Required First Priority Participant Lenders.
     (iii) Upon the request of the Borrower, the Administrative Agent shall transfer to the Borrower any Borrowing Base Cash Collateral included in the Accommodation Period Borrowing Base out of the applicable Borrowing Base Cash Collateral Account; provided that, after giving effect to such transfer, (1) the Borrower shall be in compliance with Section 3(e)(i) of this Accommodation Agreement and (2) no Event of Default or any event (including any default under the Accommodation Agreement) which upon notice or lapse of time or both would constitute an Event of Default, other than a Specified Default, shall have occurred and be continuing; and provided further, that any amounts transferred out of any Borrowing Base Cash Collateral Account (other than to another Borrowing Base Cash Collateral Account) shall permanently reduce the value of the Borrowing Base Cash Collateral by a corresponding amount and once transferred out of such Borrowing Base Cash Collateral Account, the balances in such account shall not be reinstated. Investments of funds deposited in any Borrowing Base Cash Collateral Account may be selected by the Borrower but shall consist only of Permitted Investments of the types specified in clauses (a), (b) and (c) of the definition thereof and shall be at the Borrower’s risk and reasonable expense.
     (f) Accrued interest (including default interest under Section 2.09 of the Credit Agreement) on all Tranche A Loans and the Tranche B Loan shall be payable in arrears on each Interest Payment Date applicable thereto (it being understood that such interest shall not, pursuant to this Section 3(f), be paid on demand during the Accommodation Period).
     (g) On the Accommodation Effective Date, the Borrower shall establish the Segregated Tranche C Interest Account. On each date on which the Borrower would otherwise be obligated to pay interest in respect of the Tranche C Loan pursuant to Section 2.08(c) of the Credit Agreement, the Borrower shall deposit the amount of interest that it would otherwise be required to pay to the Tranche C Lenders into the Segregated Tranche C Interest Account.
     (h) The Borrower shall not repatriate cash from its Foreign Subsidiaries during the Accommodation Period through the payment of cash dividends in respect of, or cash otherwise distributed in redemption of or in exchange for, the Equity Interests of the Foreign Subsidiaries (other than joint ventures), or through the repayment of notes (other than any notes owed by joint ventures), in each case except to the extent such cash is used to repay Obligations pursuant to Section 2.19(b) of the Credit Agreement and/or Cash Collateralize Letters of Credit pursuant to Section 2.19(b) of the Credit Agreement.
     (i) If on any date (a “Specified Litigation Proceeds Receipt Date”) during the Accommodation Period, the Borrower or any Guarantor shall receive Specified Litigation Proceeds, the Borrower shall, on or prior to the date that is the earlier of ten days after such Specified Litigation Proceeds Receipt Date and the Consummation Date, repay Obligations pursuant to Section 2.19(b) of the Credit Agreement and/or Cash Collateralize Letters of Credit

pursuant to Section 2.19(b) of the Credit Agreement in an aggregate amount equal to 100% of such Specified Litigation Proceeds received on such Specified Litigation Proceeds Receipt Date.
     (j) The Borrower shall use commercially reasonable efforts to diligently contest and cause the Foreign Subsidiaries to contest any action by the PBGC in a non-U.S. jurisdiction in which the PBGC seeks to obtain a Foreign PBGC Lien.
     (k) So long as the applicable officers, managers or directors, as the case may be, shall have determined that there exists a sufficient corporate benefit under applicable law, the Loan Parties shall use their commercially reasonable efforts to cause Delphi International Holdings Corporation Luxembourg S.C.S. (“Luxembourg Holdco I”) to grant security interests in the intercompany loans made by Luxembourg Holdco I in favor of Delphi Holdings Luxembourg Sarl (“Luxembourg Holdco II”) and evidenced by one or more promissory notes (the “Luxembourg Intercompany Notes”), on terms to be reasonably agreed between the Borrower and the Administrative Agent, to secure any intercompany loans made by the Loan Parties in favor of Luxembourg Holdco I existing on the date hereof and evidenced by one or more promissory notes; it being understood that no grant of any security interest pursuant to the foregoing shall be required to the extent that such grant would be reasonably likely to result in (i) a breach of applicable law or applicable corporate or managers’ or directors’ duties or require a prior consent or approval from a Governmental Authority or a third party which has neither been obtained nor can reasonably be obtained or (ii) a material adverse effect on the tax, cash management and/or other operating arrangements of Luxembourg Holdco I and its Subsidiaries.
     (l) On each date set forth in the table below, the Borrower shall repay Obligations pursuant to Section 2.19(b) of the Credit Agreement in an aggregate amount, if any, necessary to cause the sum of the aggregate principal amount of the outstanding Tranche A Loans plus the principal amount of the outstanding Tranche B Loan to be equal to or less than the amount set forth below appearing opposite such date:

Date	Amount
January 31, 2009	$857,000,000
February 28, 2009	$847,000,000
March 31, 2009	$837,000,000
April 30, 2009	$827,000,000
May 31, 2009	$817,000,000
     4. Amendment of Existing Agreements. The parties hereto hereby agree that upon their execution and delivery of this Accommodation Agreement and subject to the other terms and conditions set forth herein, including the terms and conditions set forth in Section 35 hereof with respect to the effectiveness of this Accommodation Agreement, (i) the Existing Agreements shall be amended as set forth herein and shall be binding upon all parties thereto, subject to the terms hereof and (ii) each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Agreements shall, after the Accommodation Effective Date, refer to such agreements as amended by this Accommodation Agreement.

     5. Addition of Certain New Definitions to Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order to said Section 1.01:
     “Accommodation Agreement Order” shall mean order of the Bankruptcy Court dated December 3, 2008 approving, inter alia, the Borrower’s entry into the Accommodation Agreement.
     “Accommodation Agreement” shall mean the Accommodation Agreement, dated as of December 12, 2008, among the Borrower, the Guarantors, the Lenders and other Persons party thereto and the Administrative Agent, as amended, restated, or otherwise modified from time to time.
     “Accommodation Effective Date” shall mean the “Accommodation Effective Date” of and as defined in the Accommodation Agreement.
     “Accommodation Period” shall have the meaning given such term in the Accommodation Agreement.
     “Domestic EBITDAR” shall mean, for the Domestic Entities in any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Domestic Entities for such period excluding the equity income from any Foreign Subsidiary, plus (a) to the extent deducted in the calculation of consolidated net income, without duplication, the sum of (i) income tax expense, (ii) interest expense, (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (v) any Restructuring Costs of such Person and its domestic Subsidiaries accounted for in such period, minus (b) to the extent included in the calculation of consolidated net income, the sum of interest income.
     “EBITDAR” shall mean, for the Global Entities in any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of such Person for such period, plus (a) to the extent deducted in the calculation of consolidated net income, without duplication, the sum of (i) income tax expense, (ii) interest expense, (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (v) any Restructuring Costs of such Person and its domestic Subsidiaries accounted for in such period, minus (b) to the extent included in the calculation of consolidated net income, the sum of interest income.
     “Excluded Foreign Subsidiary” shall mean:
     (a) each first-tier Foreign Subsidiary specified on part A of Schedule 5.12 hereto, so long as such Foreign Subsidiary continues to qualify subsequent to the Accommodation Effective Date as an Excluded Foreign Subsidiary pursuant to clause (d) below;

     (b) each first-tier Foreign Subsidiary specified on part B of Schedule 5.12 hereto, to the extent that perfection of any Loan Party’s pledge of or grant of security interests in the Equity Interests of such first-tier Foreign Subsidiary under the laws of any foreign jurisdiction applicable to such first-tier Foreign Subsidiary pursuant to Section 5.12 would result in a breach of applicable law or applicable corporate or managers’ or directors’ duties or require a prior consent or approval from a Governmental Authority or a third party which has neither been obtained nor can reasonably be obtained;
     (c) each first-tier Foreign Subsidiary specified on part C of Schedule 5.12 hereto, to the extent that the Administrative Agent shall determine that the costs of perfecting any such pledge or security interest in such jurisdiction are excessive in relation to the benefits provided to the Lenders therefrom;
     (d) subsequent to the Accommodation Effective Date, any first-tier Foreign Subsidiary, including any first-tier Foreign Subsidiary specified on part A of Schedule 5.12, with (i) EBITDAR attributable to such first-tier Foreign Subsidiary or (ii) EBITDAR attributable to any direct or indirect Subsidiary of such first-tier Foreign Subsidiary, in each case, on a standalone basis for the rolling twelve (12) month period ending on the last day of any fiscal quarter, of not more than $5,000,000;
     (e) any first-tier Foreign Subsidiary created or acquired after the Accommodation Effective Date, if perfection of such Loan Party’s pledge of or grant of security interests in, the Equity Interests of such first-tier Foreign Subsidiary under the laws of any foreign jurisdiction applicable to such first-tier Foreign Subsidiary pursuant to Section 5.12 would (i) result in a breach of applicable law or applicable corporate or managers’ or directors’ duties, (ii) require a prior consent or approval from a Governmental Authority or a third party which has neither been obtained nor can reasonably be obtained, or (iii) result in excessive costs incurred in relation to the benefits provided to the Lenders thereby as determined by the Administrative Agent to the extent that such jurisdiction (and the laws thereof) applicable to the perfection of the pledge of the Equity Interests of such first-tier Foreign Subsidiary is specified in part C of Schedule 5.12; and
     (f) each first-tier Foreign Subsidiary that is a joint venture specified on part D of Schedule 5.12 on the Accommodation Effective Date, and subsequent to the Accommodation Effective Date, any first-tier Foreign Subsidiary created or acquired after the Accommodation Effective Date that is a joint venture.
     “Foreign EBITDAR” shall mean EBITDAR less Domestic EBITDAR.
     “Full Control Deposit Account” shall mean any deposit account of the Borrower or any Guarantor subject to an agreement, in form and substance reasonably satisfactory to the Administrative Agent, between any Loan Party and the Administrative Agent, providing for the exclusive collection and control by the Administrative Agent of all deposits and balances held in such deposit account.
     “Full Control Securities Account” shall mean any securities account of the Borrower or any Guarantor subject to an agreement, in form and substance reasonably satisfactory to the Administrative Agent, between any Loan Party and the Administrative Agent, providing for the exclusive collection and control by the Administrative Agent of all assets held in such securities account.
     “Fully Pledged Foreign Subsidiary” shall mean each first-tier Foreign Subsidiary, of which 100% of the Equity Interests of such first-tier Foreign Subsidiary owned by the applicable Loan Party shall have been pledged to the Administrative Agent for the benefit of the Lenders, and the pledge of, or grant of security interest in, such Equity Interests shall have been perfected pursuant to Section 5.12.
     “GM-Delphi Agreement Second Amendment” shall mean the second amendment to the GM-Delphi Agreement, dated as of December 12, 2008.
     “GM-Delphi Pull-Forward Agreement” shall mean the Temporary Accelerated Payments Agreement dated as of December 12, 2008 by and between the Borrower and GM.
     “GM Pull-Forward Payments” shall have the meaning set forth in the GM-Delphi Pull-Forward Agreement.
     “Other Event of Default” shall mean any Event of Default, other than a Specified Default occurring and continuing during the Accommodation Period.
     “Pari Secured Hedging Obligations” shall have the meaning specified in Section 6.01(xvi)(A).
     “Segregated Tranche C Interest Account” shall mean any Full Control Deposit Account or Full Control Securities Account pledged to the Administrative Agent for the benefit of the Lenders into which interest pursuant to and in accordance with Section 2.31 shall be deposited by the Borrower from time to time, and over which the Administrative Agent shall have sole and exclusive control, including the exclusive right of withdrawal.
     “Specified Default” shall have the meaning given such term in the Accommodation Agreement.
     “Swap Exposure” shall mean, in respect of any Hedging Agreement relating to Indebtedness permitted by Section 6.03(x), after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreement, (a) for any date on or after the date such Hedging Agreement has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) on a weekly basis for such Hedging Agreement, as determined based upon the applicable forward rate (discounted at a customary LIBO rate consistent with past practice) obtained from Reuters or another nationally-recognized service.
     6. Certain Amended Definitions to Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:
     “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the Adjusted LIBO Rate for a one month Interest Period on such day plus 1%, subject to the proviso set forth in Section 2.08(a) with respect to any Tranche A Loan ABR Borrowing, Tranche B Loan ABR Borrowing or any Tranche C Loan ABR Borrowing.  Any change in the Alternate Base Rate due to a change in the Prime Rate or, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate or, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
     “Approval Order” shall have the meaning given such term in Section 4.01(b) of the Original Credit Agreement, as supplemented from time to time thereafter, including by the Fourth Amendment Approval Order, the Supplemental Approval Order, and the Accommodation Agreement Order.
     “Asset Sale” shall mean (i) any reasonably identifiable Disposition of property or series of related reasonably identifiable Dispositions of property by the Borrower or any Guarantor (excluding any such Disposition permitted by clauses (ii), (iii), (v), (vii), (viii) and (ix) of Section 6.10) and (ii) any Disposition described on Schedule 6.10.
     “Fees” shall collectively mean the Tranche A Commitment Fee, the Tranche C Commitment Fee, Letter of Credit Fees, fees referred to in Section 2.21 of the Original Credit Agreement, fees referred to in Section 35 of the Accommodation Agreement and other fees referred to in Sections 2.21, 2.22, 2.23, 4.01 and 4.03.
     “Global EBITDAR” shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Global Entities for such period, plus (a) to the extent deducted in the calculation of consolidated net income, without duplication, the sum of (i) income tax expense, (ii) interest expense, (iii) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (iv) depreciation and amortization expense, (v) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (vi) any extraordinary, unusual or non-recurring non-cash expenses or losses (other than (1) Restructuring Costs and (2) all expenses arising out of, or in relation to, the U.S. Securities and Exchange Commission multidistrict litigation settlement of the Borrower or any of the Guarantors, recorded for accounting purposes in the fiscal quarters ended June 30, 2007 and September 30, 2007) and one-time write-downs of assets, (vii) any expenses accounted by the Borrower or any of it Subsidiaries in such period for post-retirement or post-employment benefits under FAS 106 or FAS 112, (viii) pension expenses attributable to Delphi’s hourly retirement programs, (ix) any Restructuring Costs of the Borrower and its Subsidiaries accounted for in such period, (x) professional fees and other “Chapter 11 expenses” (or “administrative costs reflecting Chapter 11 expenses”) attributable to the Borrower and the Guarantors for such period as shown on the Borrower’s consolidated statement of income for such period, (xi) the cumulative effect of any change in accounting principles, and (xii) any non-cash losses under FAS 52 due to foreign currency fluctuations on intercompany loans or notes, minus (b) to the extent included in the calculation of consolidated net income, the sum of (1) interest income and (2) any extraordinary, unusual or non-recurring gains, all as determined on a consolidated basis, minus (c) any cash payments made during such period in respect of expenses described in clauses (vii) and (viii) above (solely in the case of such clause (viii), to the extent such cash payments are not reimbursed or reimbursable by GM), minus (d) income from Delphi’s hourly retirement programs, minus (e) any non-cash gains under FAS 52 due to foreign currency fluctuations on intercompany loans or notes.
     “GM Commitment” shall mean the “Tranche B Commitment” as defined in the GM-Delphi Agreement.
     “GM-Delphi Agreement” shall mean the agreement dated as of May 9, 2008 among the Borrower, the Guarantors and General Motors Corporation, as amended by Amendment No. 1, dated as of October 6, 2008, and Amendment No. 2, dated as of December 12, 2008.
     “GM Scheduled Termination Date” shall mean the earlier of (a) June 30, 2009 and (b) the date on which a Reorganization Plan becomes effective.
     “Guarantor” shall mean each Subsidiary of the Borrower which is a signatory to this Agreement and each other Subsidiary of the Borrower that is required to become a Guarantor under Section 5.11.
     “LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, or any ABR Borrowing for any day, the rate equal to the British Bankers Association LIBOR Rate appearing on Telerate Successor Page 3750, as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, (A) in the case of Eurodollar Borrowings, two Business Days prior to the commencement of such Interest Period and (B) in the case of ABR Borrowings, on such day (or if such day is not a Business Day, the immediately preceding Business Day), as the rate for dollar deposits with a maturity comparable to such Interest Period (or in the case of ABR Borrowings, for a one-month Interest Period). In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period or ABR Borrowing for such day shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period (or in the case of ABR Borrowings, for a one-month Interest Period) are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, (X) in the case of Eurodollar Borrowings, two Business Days prior to the commencement of such Interest Period and (Y) in the case of ABR Borrowings, on such day (or if such day is not a Business Day, the immediately preceding Business Day).”
     “Loan Documents” shall mean this Agreement, the Accommodation Agreement, the Letters of Credit, the Security and Pledge Agreement, and any other instrument or agreement executed and delivered by the Borrower or any Guarantor to the Administrative Agent or any Lender in connection herewith.
     “Security and Pledge Agreement” shall mean the Amended and Restated Security and Pledge Agreement dated as of December 12, 2008 by and among the Loan Parties and the Administrative Agent.
          (b) The defined term “Carve-Out” is hereby amended by deleting each reference to the term “Event of Default” and replacing it with the term “Other Event of Default”.
          (c) The defined term “Eligible Inventory” is hereby amended by deleting the reference to the word “(m)” and replacing it with the word “(l)”.
          (d) (i) Clause (ii) of the defined term “Eligible Receivables” is hereby amended by deleting the reference to the word “(t)” and replacing it with the word “(r)”.
          (ii) Clause (n) of the defined term “Eligible Receivables” is hereby amended by deleting subpart (y) therein and adding the following clause as subpart (y):
“(y) otherwise may not be currently exercised pursuant to the terms of the Approval Order, the Fourth Amendment Approval Order or the Accommodation Agreement Order); or”
     (e) The defined term “GM Obligation Satisfaction Date” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and any and all references to “GM Obligation Satisfaction Date” are hereby deleted and replaced with the defined term “GM Scheduled Termination Date”.
     (f) The defined term “GM Permitted Commitment Reduction” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

     (g) The defined term “GM Permitted Prepayment” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to “the date hereof” and replacing it with the phrase “the Accommodation Effective Date”.
     (h) The defined term “Material Adverse Effect” is hereby amended by deleting the reference to “May 2, 2008” in clause (y) of the proviso thereto and replacing it with “November 17, 2008”.
     (i) The defined term “Net Cash Proceeds” is hereby amended by deleting the proviso thereto in its entirety and replacing it with the following:
“provided that, from and after the Accommodation Effective Date, in the case of any Recovery Event in respect of which the Net Cash Proceeds do not exceed $2,500,000, such Net Cash Proceeds shall not be deemed to constitute “Net Cash Proceeds” for purposes of Section 2.13 until the aggregate amount of all such excluded Net Cash Proceeds is at least $10,000,000.”
     7. Amendment of Section 2.03(i) of the Credit Agreement. Section 2.03(i) of the Credit Agreement is hereby amended by deleting the reference to “Section 2.22” and replacing with the reference “Section 2.23”
     8. Amendment of Section 2.06(e) of the Credit Agreement. Section 2.06(e) of the Credit Agreement is hereby amended and restated to read as follows:
“If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing having an Interest Period of one month. Notwithstanding any contrary provision hereof, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing with an Interest Period that ends after the Accommodation Effective Date, and (ii) on and after the Accommodation Effective Date, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.”
     9. Amendment of Section 2.08 of the Credit Agreement. Sections 2.08(a) and 2.08(b) of the Credit Agreement are hereby amended by adding a reference to “Tranche A Loan,” immediately prior to each reference to “Tranche B Loan” in each instance such reference is made in the provisos at the end of each such subsection.
     10. Amendment of Section 2.13 of the Credit Agreement. Section 2.13 of the Credit Agreement is hereby amended by adding Section 2.13(d) to read as follows:
“(d) On the Accommodation Effective Date, the Total Tranche A Commitment shall automatically terminate, and the Borrower hereby acknowledges that no more Loans shall be made or Letters of Credit issued after such date.”
     11. Amendment of Section 2.13(a) of the Credit Agreement. Section 2.13(a) of the Credit Agreement is hereby amended by deleting the phrase “Lesser Amount” and replacing it with “Maximum Amount.”
     12. Amendment of Section 2.13(b) of the Credit Agreement. Section 2.13(b) of the Credit Agreement is hereby amended by amending and restating such section to read as follows:
“If on any date the Borrower or any Guarantor shall receive Net Cash Proceeds from (x) any Recovery Event (except to the extent that Net Cash Proceeds received in connection with such Recovery Event are applied within 180 days of receipt thereof to the replacement or repair of the assets giving rise thereto), and the aggregate amount of all Net Cash Proceeds from Asset Sales and Recovery Events received by the Borrower and the Guarantors from Asset Sales and Recovery Events occurring on and after the Closing Date exceeds $125,000,000, (y) any Asset Sale (other than an Asset Sale resulting from a Disposition described on Schedule 6.10) and the aggregate amount of all Net Cash Proceeds from such Asset Sales received by the Borrower and the Guarantors from such Asset Sales occurring on and after the Accommodation Effective Date exceeds $15,000,000, or (z) any Asset Sale resulting from a Disposition described on Schedule 6.10, then, in each case, an amount equal to 100% of such excess Net Cash Proceeds received on such date (less any Net Cash Proceeds applied to repay the Obligations or Cash Collateralize Letters of Credit as a result of a reduction in the Borrowing Base in connection with such Asset Sale or Recovery Event) shall be promptly, and in any event, within 10 days after such date, (i) first, applied to the prepayment of the Tranche B Loan, (ii) second, applied to the prepayment of the Tranche A Loans (with a corresponding permanent reduction of the Total Tranche A Commitments) and (iii) third, solely on and after the First-Priority Tranches Payout Date has occurred and to the extent permitted by the Approval Order, applied to the prepayment of the Tranche C Loan.”
     13. Amendments to Section 2.21 of the Credit Agreement. Section 2.21 of the Credit Agreement is hereby amended by amending and restating such section to read as follows:
“Certain Fees. The Borrower shall pay the fees set forth in that certain Fee Letter among, JPMorgan, JPMCB and the Borrower dated as of November 5, 2008.”
     14. Amendment of Section 2.23 of the Credit Agreement. Section 2.23 of the Credit Agreement is hereby amended by deleting the word “4.00%” and replacing it with “6.00%”.

     15. Amendment of Section 2.25(a) of the Credit Agreement. Section 2.25(a) of the Credit Agreement is hereby amended by amending and restating clauses (x), (y) and (z) of the proviso to read as follows:
“(x) the Borrower and the Guarantors shall not be required to pledge to the Administrative Agent any voting capital stock or interests of its indirect Foreign Subsidiaries if, in the good faith judgment of the Borrower, adverse tax consequences would result to the Borrower; (y) no portion of the Carve-Out may be utilized to fund prosecution or assertion of any claims against the Administrative Agent, the Lenders or the Issuing Lenders and (z) following the Accommodation Effective Date, amounts in the Letter of Credit Account and amounts in the Segregated Tranche C Interest Account shall not be subject to the Carve-Out.”
     16. Addition of Section 2.31 to the Credit Agreement. Section 2.31 is hereby added to the Credit Agreement to read as follows:
“SECTION 2.31 Segregated Tranche C Interest Account. The Borrower shall not be entitled to transfer or otherwise access any funds on deposit or investments held in any Segregated Tranche C Interest Account. Investments may be selected by the Borrower but shall consist only of Permitted Investments of the type set forth in clauses (a), (b) or (c) of the definition of Permitted Investments and shall be at the Borrower’s risk and reasonable expense. Interest or profits, if any, on such investments shall accumulate in such account. The Administrative Agent shall not transfer any funds on deposit in any Segregated Tranche C Interest Account (except to another Segregated Tranche C Interest Account) prior to the earlier to occur of the First-Priority Tranches Payout Date and the date that is six months after the Remedies Exercise Date (the earlier to occur, the “Tranche C Interest Payment Date”). On the Tranche C Interest Payment Date, the Administrative Agent shall apply all funds then on deposit in the Segregated Tranche C Interest Accounts to the Obligations in accordance with the applicable priorities set forth in the Loan Documents. For purposes hereof, the term “Remedies Exercise Date” shall mean the date, which date shall be determined by the Administrative Agent in its sole and absolute discretion, on which the Administrative Agent shall commence the exercise of any remedies pursuant to Section 15 of the Security and Pledge Agreement or the Borrower shall commence any action to sell all or substantially all of its and its Subsidiaries’ assets (excluding, for the avoidance of doubt, any Dispositions described on Schedule 6.10).”
     17. Amendments to Section 3 of the Credit Agreement. (a) Section 3.01 of the Credit Agreement is hereby amended by deleting the references to “the Fourth Amendment Approval Order, and, in the case of the Borrower’s obligations with respect to the Subsequent Tranche C Loan and the Total Subsequent Tranche C Fees, the Supplemental Approval Order” and replacing them with “the Accommodation Agreement Order”.

          (b) Section 3.02 of the Credit Agreement is hereby amended by deleting the reference to “the Fourth Amendment Approval Order, and, in the case of the Borrower’s obligations with respect to the Subsequent Tranche C Loan and the Total Subsequent Tranche C Fees, the Supplemental Approval Order” and replacing it with “the Accommodation Agreement Order”.
          (c) Section 3.04 of the Credit Agreement is hereby amended by amending and restating such section to read as follows:
“Financial Statements. The Borrower has furnished the Lenders with copies of (a) the audited consolidated financial statements of the Global Entities for the fiscal year ended December 31, 2007, and, (b) the unaudited consolidated financial statements of the Global Entities for the fiscal quarter and six month period ended June 30, 2008. Such financial statements present fairly in all material respects, in accordance with GAAP, the financial condition and results of operations of the Global Entities on a consolidated basis as of such date and for such period; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Global Entities as of the date thereof required to be disclosed by GAAP; such financial statements were prepared in a manner consistent with GAAP (subject, in the case of the financials described in clause (b) above, to normal year-end adjustments and the absence of footnotes). Since the audited financial statements for the fiscal year ended December 31, 2007 delivered to the Lenders prior to the Effective Date, no development or event has occurred that has had or is reasonably expected to have a Material Adverse Effect.”
          (d) Section 3.05 of the Credit Agreement is hereby amended by deleting the phrase “Effective Date” and replacing it with the phrase “Accommodation Effective Date”.
          (e) Section 3.12 of the Credit Agreement of the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following sentence:
“On the Accommodation Effective Date, the Accommodation Approval Order shall have been entered, and shall not have been reversed, stayed, vacated or, without the Administrative Agent’s consent, amended, supplemented or modified.”
     18. Amendments to Section 5.01 of the Credit Agreement. Effective on and after December 1, 2008, Sections 5.01(c) through (e) of the Credit Agreement are hereby amended by amending and restating such sections to read as follows:
“(c) as soon as practicable, but in no event later than 30 days after the end of each fiscal month of the Borrower thereafter, (i) monthly unaudited consolidated balance sheets of the Domestic Entities and the Global Entities and related consolidated statements of income and consolidated cash flows of such entities for the prior fiscal month (in the case of

Domestic Entities, in a form consistent with the form provided to the lenders under the Existing DIP Credit Agreement prior to the Closing Date), the then elapsed portion of the fiscal year and on a rolling twelve (12) fiscal month period, which balance sheets shall also include a line item on the Indebtedness of Foreign Subsidiaries as at the end of such fiscal month, each certified by a Financial Officer of the Borrower, (ii) a monthly report, consistent with the form required to be filed with the Bankruptcy Court, detailing professional fees and expenses that have been billed and paid or billed but unpaid to date and the accumulated “hold-back” of professional fees and expenses to date and (iii) a report with supporting documentation, detailing the then outstanding Swap Exposure on the Hedging Agreements of the Domestic Entities and the Global Entities;
(d) as soon as practicable, but (i) in no event later than 30 days after the end of each fiscal month of the Borrower, monthly financial projections and variance reports of the Domestic Entities and the Global Entities for the period from the date of such projections through the first date set forth in clause (i) of the definition of Accommodation Period in the Accommodation Agreement in a form consistent with the form of projections provided to the Administrative Agent prior to the Closing Date, such projections to be updated and delivered to the Administrative Agent at such times as such projections are updated by the Borrower, (ii) in no event later than 30 days after the end of each fiscal month of the Borrower, reports on Global EBITDAR, Foreign EBITDAR and Domestic EBITDAR as at the end of such fiscal month and on a rolling twelve (12) fiscal month period (which report for Global EBITDAR shall also include a reconciliation of Global EBITDAR to EBITDAR, Foreign EBITDAR and Domestic EBITDAR), and (iii) in no event later than 10 Business Days after the end of each fiscal month of the Borrower, a statement of projected cash receipts and cash disbursements for the Domestic Entities for each week in the period of thirteen continuous weeks commencing with the immediately following week, in a form consistent with the form provided to the Administrative Agent prior to the Closing Date, and in each case of new or updated projections, monthly Global EBITDAR, Domestic EBITDAR and Foreign EBITDAR reports furnished pursuant to clauses (i) and (ii) as applicable and any statements of projected cash receipts and cash disbursements pursuant to clause (iii), certified by a Financial Officer of the Borrower (it being understood that such certification in respect of projections shall be consistent with the representation and warranty as to projections in Section 3.03);
(e) concurrently with any delivery of financial statements under clauses (a), (b) and (c) above, a certificate of the Financial Officer of the Borrower certifying such statements (i) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an

Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of Section 6.04 (including a calculation of the impact on the last twelve months of Global EBITDAR of the GM Restructuring Agreement and GM Global Settlement Agreement executed on September 12, 2008);”
     19. Amendment of Section 5.10 of the Credit Agreement. Section 5.10 of the Credit Agreement is hereby amended by amending and restating such section to read as follows:
“Concurrently with (i) a delivery of an Advance Request (as defined in the GM-Delphi Agreement) and an Availability Certificate (as defined in the GM-Delphi Agreement) to GM under Section 4.03(a) of the GM-Delphi Agreement and (ii) any notice to GM under Section 3 of the GM-Delphi Pull-Forward Agreement, the Borrower shall deliver a copy of such Advance Request and such Availability Certificate or such notice, as applicable, to the Administrative Agent.”
     20. Amendment of Section 5.08 of the Credit Agreement. Section 5.08 of the Credit Agreement is hereby amended by addition of the following sentence immediately at the end of such section to read as follows:
“Each Borrowing Base Certificate required to be delivered pursuant to clauses (a) and (b) above shall contain a reconciliation of the calculation of the Borrowing Base to the calculation of the Accommodation Period Borrowing Base as set forth in the Accommodation Agreement.”
     21. Addition of Sections 5.12 and 5.13 to the Credit Agreement. Sections 5.12 and 5.13 are hereby added to the Credit Agreement to read as follows:
“SECTION 5.12 Foreign Equity Interests. By no later than thirty (30) days after the Accommodation Effective Date, in the case of any first-tier Foreign Subsidiary in existence on the Accommodation Effective Date, and by no later than thirty (30) days after the date of the acquisition or creation of any first-tier Foreign Subsidiary acquired or created after the Accommodation Effective Date, pledge or cause to be pledged to the Administrative Agent for the benefit of the Lenders, all outstanding Equity Interests of such first-tier Foreign Subsidiary pursuant to such security documents as the Administrative Agent shall reasonably request, and deliver or cause to be delivered to the Administrative Agent (x) all certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, if, pursuant to applicable law, the delivery to the Administrative Agent of such certificates and instruments is necessary or desirable in order to create or perfect the Liens intended to be created on such Equity Interests pursuant to the Security and Pledge Agreement and any other applicable security documents, (y) such legal opinions in form and substance and of such counsel reasonably satisfactory to the Administrative Agent in each case with respect to the validity, effectiveness and, to the extent customary, the priority, of the security interests contemplated by the foregoing stock pledges, and (z) an updated Schedule 5 to the Security and Pledge Agreement (and upon the delivery of such updated Schedule 5 to the Administrative Agent, the Security and Pledge Agreement shall be deemed to be amended to incorporate such updated Schedule 5 without further notice or action by the parties hereto or thereto); provided that no Loan Party shall be required to perfect its pledge of, or the grant of a security interest in, the Equity Interests of any Excluded Foreign Subsidiary under the laws of any foreign jurisdiction applicable to any such first-tier Foreign Subsidiary. By no later than 30 days after the Accommodation Effective Date or 30 days after the date of the acquisition or creation of any first-tier Foreign Subsidiary acquired or created after the Accommodation Effective Date as applicable, or in each case such longer period of time as may be agreed to by the Administrative Agent in accordance with the terms hereof, the Borrower shall deliver to the Administrative Agent an updated Schedule 5.12 to the Credit Agreement (and upon the delivery of such updated Schedule 5.12 to the Administrative Agent, the Credit Agreement shall be deemed to be amended to incorporate such updated Schedule 5.12 without further notice or action by the parties hereto). The Administrative Agent may grant extensions of time for the creation and perfection of security interests pursuant to this Section 5.12 where it determines in its discretion (not acting unreasonably), in consultation with the Borrower, that such action cannot be accomplished, within the time required by this Section 5.12, to the extent that the Borrower is diligently pursuing the same, it being acknowledged that additional time may be required to satisfy applicable foreign expiration periods or other foreign legal restrictions relating to perfection requirements with respect to the foregoing stock pledges.
SECTION 5.13 Lenders Meeting. By no later than five (5) Business Days after the delivery of such financial statements and reports required pursuant to Section 5.01(c) and (d), host a meeting of the Lenders to provide the Lenders with an update on the matters set forth in Section 5.01, the Cases, the Reorganization Plan and the bankruptcy exit process.”
     22. Amendment of Section 6.01 of the Credit Agreement. (a) Section 6.01(xiv) of the Credit Agreement is hereby amended by deleting the figure “$1,500,000,000” and replacing it with “$1,000,000,000 (which Liens shall not be permitted to secure Indebtedness in respect of Hedging Agreements)”.
          (b) (i) If and only if the Hedging Requirement shall have been satisfied as of the Accommodation Effective Date, Section 6.01(xvi) of the Credit Agreement is hereby amended by amending and restating such section to read as follows:

“(xvi) (A) Liens securing Indebtedness in respect of Hedging Agreements, which Indebtedness is permitted by Section 6.03(x) (of which (I) up to $350,000,000 in aggregate amount of Swap Exposure of such Indebtedness so secured shall rank pari passu with the Liens created under the Loan Documents in favor of the Administrative Agent, the Tranche A Lenders and the Tranche B Lenders pursuant to Section 15 of the Security Agreement (such Indebtedness, “Pari Secured Hedging Obligations”) and (II) an incremental amount of Indebtedness so secured in excess of the Pari Secured Hedging Obligations shall rank after the Liens created under the Loan Documents in favor of the Tranche C Lenders pursuant to Section 15 of the Security Agreement), and (B) Liens securing Indebtedness permitted by Section 6.03(viii), which Liens shall rank pari passu with the Liens created under the Loan Documents in favor of the Administrative Agent, the Tranche A Lenders and the Tranche B Lenders pursuant to Section 15 of the Security Agreement;”
          (ii) If and only if the Hedging Requirement shall not have been satisfied as of the Accommodation Effective Date, Section 6.01(xvi) of the Credit Agreement is hereby amended by amending and restating such section to read as follows:
“(xvi) (A) Liens securing Indebtedness in respect of Hedging Agreements, which Indebtedness is permitted by Section 6.03(x) (of which (I) up to $150,000,000 in aggregate amount of Swap Exposure of such Indebtedness so secured shall rank pari passu with the Liens created under the Loan Documents in favor of the Administrative Agent, the Tranche A Lenders and the Tranche B Lenders pursuant to Section 15 of the Security Agreement (such Indebtedness, “Pari Secured Hedging Obligations”) and (II) an incremental amount of Indebtedness so secured in excess of the Pari Secured Hedging Obligations shall rank after the Liens created under the Loan Documents in favor of the Tranche C Lenders pursuant to Section 15 of the Security Agreement), and (B) Liens securing Indebtedness permitted by Section 6.03(viii), which Liens shall rank pari passu with the Liens created under the Loan Documents in favor of the Administrative Agent, the Tranche A Lenders and the Tranche B Lenders pursuant to Section 15 of the Security Agreement;”
     (c) Section 6.01 of the Credit Agreement is hereby amended by renumbering clause (xxi) as clause (xxii) and adding new clause (xxi) to read as follows:
“(xxi) Liens on cash collateral in an aggregate amount of up to $135,000,000 securing Indebtedness permitted by Section 6.03(xiii), which Liens shall be permitted to be senior to the Liens created under the Loan Documents in favor of the Administrative Agent and the Lenders; and
     23. Amendment of Section 6.02 of the Credit Agreement. (a) Section 6.02(iii) of the Credit Agreement is hereby amended and restated to read as follows:

“(iii) any Foreign Subsidiary may merge or consolidate with any other Foreign Subsidiary, provided that (A) if either such Foreign Subsidiary is a Wholly-Owned Subsidiary, the surviving entity must be a Wholly-Owned Subsidiary, (B) if either such Foreign Subsidiary is a first-tier Foreign Subsidiary, the surviving entity must be a first-tier Foreign Subsidiary, (C) if either such Foreign Subsidiary is a Fully Pledged Foreign Subsidiary, the surviving entity must be a Fully Pledged Foreign Subsidiary, and (D) if the direct or indirect parent of such Foreign Subsidiary is a Fully Pledged Foreign Subsidiary, the surviving entity must be either a Fully Pledged Foreign Subsidiary or any of its direct or indirect Subsidiaries,”
     (b) Section 6.02(v) of the Credit Agreement is hereby amended and restated to read as follows:
“(v)        any Foreign Subsidiary may dispose of any or all of its assets to another Foreign Subsidiary; provided that (A) any such disposition by a Wholly-Owned Foreign Subsidiary must be to a Wholly-Owned Subsidiary, (B) any such disposition by a first-tier Foreign Subsidiary must be to a first-tier Foreign Subsidiary,  (C) any such disposition by a Fully Pledged Foreign Subsidiary must be to a Fully Pledged Foreign Subsidiary; and (D) any such disposition by a Subsidiary whose direct or indirect parent is a Fully Pledged Foreign Subsidiary must be to either a Fully Pledged Subsidiary or any of its direct or indirect Subsidiaries;”
     24. Amendments of Section 6.03 of the Credit Agreement. (a) Section 6.03(vi) of the Credit Agreement is hereby amended by (i) deleting the figure “$1,500,000,000” and replacing it with “$1,000,000,000 (which Indebtedness shall not include Swap Exposure in respect of Hedging Agreements, it being understood that, for the avoidance of doubt, the Loan Parties shall not permit any Foreign Subsidiary to incur any Swap Exposure)” and (ii) deleting the phrase “Foreign Receivables Financings, sale-leaseback transactions and Hedging Agreements” immediately prior to the end of the parenthetical in such clause (vi) and replacing it with the phrase “Foreign Receivables Financings and sale-leaseback transactions”.
     (b) Section 6.03 of the Credit Agreement is hereby amended by renumbering clause (xiii) as clause (xiv) and adding a new clause (xiii) to read as follows:
     “(xiii) Indebtedness incurred in the aggregate amount of up to $125,000,000 in respect of letters of credit that are issued to replace outstanding Letters of Credit on the Accommodation Effective Date;”
     25. Amendment of Section 6.04 of the Credit Agreement. Section 6.04 of the Credit Agreement is hereby amended by deleting the figure “$675,000,000” set forth opposite “November 30, 2008” and replacing it with “$525,000,000”.

     26. Amendment of Section 6.05 of the Credit Agreement. (a) Section 6.05(i) of the Credit Agreement is hereby amended by amending and restating such section to read as follows:
“(i) amend, waive, modify or supplement any term of the GM-Delphi Agreement or the GM-Delphi Pull-Forward Agreement in a manner that (a) has the effect of restricting or reducing (i) the availability of Advances (as defined in the GM-Delphi Agreement) thereunder or (ii) the availability of the GM Pull-Forward Payments, (b) reduces or eliminates any restriction on set-off rights of GM set forth in Section 6.01 of the GM-Delphi Agreement, (c) modifies the last paragraph of Section 6.01 of the GM-Delphi Agreement and Section 3(b)(i) of the GM Pull-Forward Agreement, (d) amends Section 8.03 of the GM-Delphi Agreement, (e) has the effect of requiring any repayment or prepayment of Advances on any earlier date, or permits the accelerated payment terms to be otherwise extended, (f) adds or makes more restrictive any default or event of default thereunder, or (g) is otherwise materially adverse to the Lenders;”
          (b) Section 6.05(iii) of the Credit Agreement is hereby amended by amending and restating such section to read as follows:
“(iii) voluntarily reduce any GM Commitment or the right to receive accelerated payment terms under the GM Pull-Forward Agreement; or”
     27. Amendment of Section 6.09 of the Credit Agreement. (a) Section 6.09(iv) of the Credit Agreement is hereby amended and restated to read as follows:
“(iv) advances and loans made by any Foreign Subsidiary to any other Foreign Subsidiary, provided that any advances and loans made by a Fully Pledged Foreign Subsidiary or its direct or indirect Subsidiaries to an Excluded Foreign Subsidiary or any of its direct or indirect Subsidiaries shall be in the ordinary course of business;”
     (b) Section 6.09(vi) of the Credit Agreement is hereby amended and restated to read as follows:
“(vi) investments by Wholly-Owned Foreign Subsidiaries in other Wholly-Owned Foreign Subsidiaries, provided that any investments made by a Fully Pledged Foreign Subsidiary or its direct or indirect Subsidiaries to an Excluded Foreign Subsidiary or any of its direct or indirect Subsidiaries shall be in the ordinary course of business;”
     28. Amendment of Section 6.10 of the Credit Agreement. Section 6.10 of the Credit Agreement is hereby amended by adding the following proviso to clause (v):
“provided that if the direct or indirect parent of such Foreign Subsidiary is a Fully Pledged Foreign Subsidiary, such issuance or contribution of capital stock of such Foreign Subsidiary shall be to (A) a Wholly-Owned

Subsidiary of the Borrower which is a Fully Pledged Foreign Subsidiary or its direct or indirect Subsidiaries or (B) a Wholly-Owned Guarantor;”
     29. Amendment of Section 7.01 of the Credit Agreement. (a) Section 7.01(j) of the Credit Agreement is hereby amended and restated as follows:
“an order of the Bankruptcy Court shall be entered (i) reversing, staying for a period in excess of 10 days, or vacating the Approval Order, the GM Approval Order or the GM Second Amendment Approval Order or (ii) without the written consent of the Administrative Agent and the Required Lenders, otherwise amending, supplementing or modifying the Approval Order, the GM Approval Order or the GM Second Amendment Approval Order in a manner that is reasonably determined by the Agents to be adverse to the Agents and the Lenders, or (iii) terminating the use of cash collateral by the Borrower or the Guarantors pursuant to the Approval Order (for purposes hereof, “GM Approval Order” shall mean “Approval Order” as defined under the GM-Delphi Agreement and “GM Second Amendment Approval Order” shall mean “Approval Order” as defined under the GM-Delphi Agreement Second Amendment); or”
          (b) Section 7.01(r) of the Credit Agreement is hereby amended and restated to read as follows:
“(r) any event or condition occurs that results in (i) the GM Commitment or the commitment of GM to provide GM Pull-Forward Payments under the GM Pull-Forward Agreement, in each case being terminated or reduced on a date prior to the GM Scheduled Termination Date, (ii) any Advances (as defined in the GM-Delphi Agreement) not being funded by GM due to the inability to satisfy any condition to such funding set forth under Section 4.03 of the GM-Delphi Agreement (a “Funding Default”), which Funding Default shall be continuing for more than 3 (three) Business Days from the proposed date of any such Advance, and during the continuance thereafter of such Funding Default, the Required Lenders shall have declared such Funding Default to be an Event of Default by written notice to the Borrower, (iii) any GM Obligations, other than GM Permitted Prepayments, becoming due prior to the GM Scheduled Termination Date or (iv) GM exercising any remedy to enforce any GM Obligations other than GM Permitted Prepayments, including seeking or receiving payment of any GM Obligations other than GM Permitted Prepayments; or”
          (b) Section 7.01(t) of the Credit Agreement is hereby amended by deleting the word “or” at the end of paragraph and replacing it with “; or”.
          (c) Section 7.01(u) is hereby added to the Credit Agreement to read as follows:
“the GM Global Settlement Agreement or the GM Master Restructuring Agreement is repudiated in writing or terminated by any party thereto, or either party shall fail to perform any obligation thereunder, which failure shall materially impair the rights of the Borrower thereunder, or”
          (d) Section 7.01(v) is hereby added to the Credit Agreement to read as follows:
“during the Accommodation Period, any judgment or order as to any Loan shall be rendered against any Global Entity and (i) any Person has succeeded in enforcing any aspect of such judgment or order, under or consistent with the provisions for the enforcement of judgments under Article 52 of the New York Civil Practice Law and Rules or any other similar state or federal statute, with respect to any property of the Borrower or the Guarantors or (ii) the enforcement of such judgment or order shall not have been stayed within five (5) Business Days after entry thereof; or”
          (e) Section 7.01(w) is hereby added to the Credit Agreement to read as follows:
“the Borrower or any Guarantor shall obtain approval of the Bankruptcy Court for any amendment, waiver, supplement or modification of the GM Global Settlement Agreement or the GM Master Restructuring Agreement that, taken as a whole, materially impairs the Borrower’s or any Guarantor’s rights under either such agreement or materially reduces the amount, or decelerates the timing of, any material payments under either such agreement, if the Administrative Agent, at the request of the Required Lenders, shall have provided written notice to the Borrower prior to the commencement of the hearing before the Bankruptcy Court to approve such transaction(s), that the Required Lenders object to the Borrower’s or any Guarantor’s, as applicable, entry into such amendment, waiver, supplement or modification,”
     30. Amendment of Section 10.05(a)(1) of the Credit Agreement. Section 10.05(a)(i) of the Credit Agreement is hereby amended by amending and restating such section to read as follows:
“(a)(i) The Borrower shall pay or reimburse: (A) all reasonable fees and reasonable out-of-pocket expenses of the Agents and the Arrangers/Bookrunners (including the reasonable fees, disbursements and other charges of Davis Polk & Wardwell (“DPW”), special counsel to the Administrative Agent and the Arrangers/Bookrunners, and any local counsel retained by DPW or the Administrative Agent or the Arrangers/Bookrunners) associated with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents and any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (B) all reasonable fees and reasonable out-of-pocket expenses of internal and third party consultants, accountants, financial advisors, investment banks and appraisers retained by the Administrative Agent (or its counsel), in each case to conduct such appraisals, evaluations and prepare such reports on such matters as the Administrative Agent (or its counsel) may reasonably request (including, without limitation, the fees and out-of pocket expenses of third party consultants, accountants and appraisers retained pursuant to Section 5.09), and any additional amounts that may be owed by the Borrower from time to time pursuant to any customary indemnification agreements executed in connection with such retentions, and (C) all fees and expenses of the Agents and the Arrangers/Bookrunners (including the fees, disbursements and other charges of DPW, special counsel to the Administrative Agent and the Arrangers/Bookrunners, and any local counsel retained by DPW or the Administrative Agent or the Arrangers/Bookrunners) and the Lenders in connection with the enforcement of the Loan Documents. In connection with the foregoing, it is understood that, subject to customary exceptions for conflicts of interest, special counsel and local counsel, the Agents and the Arrangers/Bookrunners shall be represented by a single lead counsel.”
     31. Amendment of Section 10.14 of the Credit Agreement. Section 10.14 of the Credit Agreement is hereby amended by amending and restating such section to read as follows:
“Prior Agreements. This Agreement and the Accommodation Agreement represent the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Lender or the Administrative Agent prior to the effectiveness of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement and the Accommodation Agreement (except as otherwise expressly provided in the Commitment Letter, the fee letters referred to therein and in Section 10.13, the Fee Letter referenced in Section 2.21 and the Fee Letter referenced in Section 35 of the Accommodation Agreement).”
     32. Amendments to Security and Pledge Agreement. (a) The Security and Pledge Agreement is hereby amended and restated by inserting each of the provisions which appear with computerized underscoring and by deleting each of the provisions which appear with computerized strike-through in the document annexed hereto as Exhibit A (the Security and Pledge Agreement as so amended and restated, the “Amended and Restated Security and Pledge Agreement”).
     33. Addition and Updating of Schedules to the Credit Agreement and Schedules to the Security and Pledge Agreement. (a) The Credit Agreement is hereby amended by adding the document annexed hereto as Annex 2 as Schedule 5.12 to the Credit Agreement.
     (b) Each of Schedule 3.05 and Schedule 6.10 of the Credit Agreement and Schedules 1, 2, 3, 4, 5 and 6 of the Security and Pledge Agreement is hereby replaced in its respective entirety by Schedule 3.05 and Schedule 6.10 of the Credit Agreement and Schedules 1, 2, 3, 4, 5, 6 and 7, attached as Annexes 3 through 9 respectively hereto.
     34. Representation and Warranty. The Borrower and the Guarantors hereby represent and warrant that (i) all representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Accommodation Effective Date except to the extent such representations and warranties expressly relate to an earlier date and (ii) after giving effect to the amendment set forth in Section 25 above as if such amendment had been in effect on November 30, 2008, no Event of Default has occurred and is continuing on the date hereof.
     35. Conditions to Effectiveness. This Accommodation Agreement, the amendments to the Credit Agreement contained herein, and the Amended and Restated Security and Pledge Agreement shall become effective in accordance with their terms on the date (the “Accommodation Effective Date”) on which each of the following shall have occurred and the Administrative Agent shall have received evidence reasonably satisfactory to it of such occurrence:
     (i) this Accommodation Agreement shall have been executed by the Borrower, the Guarantors and the Required Lenders;
     (ii) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each of the Borrower and the Guarantors, the authorization of the transactions under the Loan Documents and any other legal matters relating to each of the Borrower and the Guarantors, the Loan Documents or the transactions contemplated under the Loan Documents, all in form and substance satisfactory to the Administrative Agent and its counsel;
     (iii) the Administrative Agent shall have received the favorable written opinion of (A) Shearman & Sterling, LLP, counsel to the Loan Parties and (B) in-house counsel to the Borrower, in each case, dated the Accommodation Effective Date and in form and substance reasonably satisfactory to the Administrative Agent and its counsel;
     (iv) the Bankruptcy Court shall have entered, on or before December 4, 2008, one or more orders reasonably satisfactory in form and substance to the Administrative Agent (I) authorizing (A) the Accommodation Agreement and the amendment of each Existing Agreement as set forth herein and (B) the payment by the Borrower to the Administrative Agent of all fees referred to herein or in that certain Fee Letter dated as of November 5, 2008, and (II) providing for the waiver of certain setoff rights, liens and claims by GM substantially as set forth in paragraph 10 of the proposed order exhibited to the motion to approve this Accommodation Agreement, filed with the Bankruptcy Court on November 7, 2008, and such order or orders shall not have been reversed, stayed or vacated;

     (v) an amendment to the GM-Delphi Agreement that is in form and substance satisfactory to each Participant Lender (the “GM-Delphi Agreement Second Amendment”) shall have become effective pursuant to the terms thereof;
     (vi) the Bankruptcy Court shall have entered, on or before December 4, 2008, an order reasonably satisfactory in form and substance to the Administrative Agent authorizing the GM-Delphi Agreement Second Amendment, and such order shall not have been reversed, stayed or vacated;
     (vii) the GM-Delphi Pull-Forward Agreement, in form and substance satisfactory to each Participant Lender, shall have become effective pursuant to the terms thereof;
     (viii) the Administrative Agent shall have received a fully executed copy of the GSA Side Letter, which shall have become effective pursuant to the terms thereof;
     (ix) the Borrower shall have executed and delivered a letter of credit reimbursement agreement in form and substance satisfactory to the Issuing Lender;
     (x) the Administrative Agent shall have received an amendment fee (an “Amendment Fee”) for the account of each Lender that has executed and delivered a signature page hereto to the Administrative Agent no later than 5:00 p.m. (New York City time) on November 26, 2008 in an amount equal to 200 basis points of the Tranche A Commitments, Tranche B Loans and Tranche C Loans of each Participant Lender as of such date;
     (xi) the Administrative Agent shall have received payment in cash in full of any fees owing to the Administrative Agent or any other person pursuant to, or referenced in, that certain Fee Letter dated as of November 5, 2008;
     (xii) the aggregate outstanding principal amount of Tranche A Loans shall not exceed, on the Accommodation Effective Date, $377,000,000;
     (xiii) immediately prior to the effectiveness of this Accommodation Agreement, but after giving effect to the amendment set forth in Section 25 above as if such amendment had been in effect on November 30, 2008, no Event of Default shall have occurred and be continuing;
     (xiv) the Borrower shall have delivered to the Administrative Agent a Hedging Certification; and
     (xv) the Borrower shall have paid any accrued but unpaid interest and Fees owing to the Lenders and the Administrative Agent as of the Accommodation Effective Date.

     36. Release. To the fullest extent permitted by applicable law, in consideration of the Agents’ and the Participant Lenders’ execution of this Accommodation Agreement, the Borrower and the Guarantors each, on behalf of itself and each of its successors and assigns (including, without limitation, any receiver or trustee, collectively, the “Releasors”), does hereby forever release, discharge and acquit the Agents, each Participant Lender and each of their respective parents, subsidiaries and affiliate corporations or partnerships, and their respective officers, directors, partners, trustees, shareholders, agents, attorneys and employees, and their respective successors, heirs and assigns, in the case of each of the foregoing solely in their capacities as such (collectively, the “Releasees”) of and from any and all claims, demands, liabilities, rights, responsibilities, disputes, causes of action (whether at law or equity), indebtedness and obligations (collectively, “Claims”), of every type, kind, nature, description or character, and irrespective of how, why or by reason of what facts, whether such Claims have heretofore arisen, are now existing or hereafter arise, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which in any way arise out of, are connected with or in any way relate to actions or omissions which occurred on or prior to the date hereof with respect to the Obligations, this Accommodation Agreement, the Credit Agreement or any other Loan Document. This Section 36 shall survive (i) the expiration or termination of the Accommodation Period and of this Accommodation Agreement and (ii) the termination of the Credit Agreement, the payment in full of all Obligations and the termination of all Commitments.
     37. Assignments. Each Participant Lender hereby agrees not to assign or otherwise transfer, during the Accommodation Period, all or a portion of its rights and obligations under the Credit Agreement (including all or a portion of its Loans at the time owing to it) except to a Person who (i) is already a Participant Lender or (ii) contemporaneously with any such assignment or transfer, agrees to be fully bound as a Participant Lender by executing and delivering to the Administrative Agent a Joinder to this Agreement in the form attached hereto as Exhibit B. Each Participant Lender agrees that, notwithstanding anything to the contrary in the Credit Agreement, (x) any purported assignment or transfer that fails to comply with this Section 37 shall be null and void and (y) the Administrative Agent shall be entitled to withhold its consent to, and shall not be required to give effect to, any purported assignment of a Participant Lender’s Loans or other rights or obligations under the Loan Documents if the conditions set forth in this Section 37 are not satisfied.
     38. Amendments. Except as expressly provided herein, no modification, amendment or waiver of any provision of this Accommodation Agreement shall be effective unless the same shall be in writing and signed by the Borrower, the Guarantors, the Required First Priority Participant Lenders and the Required Total Participant Lenders. Notwithstanding the foregoing, any modification, amendment or waiver of the first date set forth in clause (i) of the definition of Accommodation Period to a date beyond June 30, 2009 shall be effective if it is in writing and signed by the Borrower, the Guarantors and the Required Lenders. For the avoidance of doubt, any modifications, amendments or waivers of any provisions of the Credit Agreement (including, without limitation, as amended herein) shall continue to be governed by the applicable provisions of the Credit Agreement.

     39. Miscellaneous.
          (a) Except to the extent hereby amended, each Loan Party hereby affirms that the terms of the other Loan Documents (i) secure, and shall continue to secure, and (ii) guarantee, and shall continue to guarantee, in each case, the Obligations and acknowledges and agrees that each Loan Document is, and shall continue to be, in full force and effect and is hereby ratified and affirmed in all respects.
          (b) The amendments to the Credit Agreement and Security Agreement shall survive the termination of this Accommodation Agreement and the expiration of the Accommodation Period.
          (c) From and after the Accommodation Effective Date, (i) principal of and interest on the Loans and all overdue fees and other amounts payable by the Borrower shall bear interest at the rate applicable from and after the occurrence of a payment default, including without limitation at the default rate set forth in Section 2.09 of the Credit Agreement, without any further demand or notice, and (ii) (A) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (B) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
          (d) Each Participant Lender that is owed any Secured Domestic Hedging Obligations that is also a depository institution or institution at which any Segregated Account is held or is a banking Affiliate of any such Person hereby agrees to waive any rights of banker’s lien or setoff that it may have against any such Segregated Account arising out of, on account of or relating to any Secured Domestic Hedging Obligations owed to it.
          (e) By delivery of its signature page hereto, each Participant Lender acknowledges and agrees that each of the GM-Delphi Agreement Second Amendment and the GM-Delphi Pull-Forward Agreement, substantially in the form most recently provided to such Participant Lender prior to the Accommodation Effective Date, is in form and substance satisfactory to such Participant Lender.
          (f) No Person other than the parties hereto and any other Lender, and, in the case of Section 36 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Accommodation Agreement, and all third-party beneficiary rights (other than the rights of the Releasees under Section 36 hereof and any other Lender) are hereby expressly disclaimed.
          (g) The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Accommodation Agreement, including the reasonable fees and disbursements of special counsel to the Administrative Agent and the Arrangers.
          (h) The parties hereto hereby agree that Section 8 of the Credit Agreement shall apply to this Accommodation Agreement and each other Loan Document and all actions taken or not taken by the Administrative Agent or any Participant Lender contemplated hereby.
          (i) Nothing in this Accommodation Agreement shall be deemed, asserted or construed to impair or prejudice the rights of the Administrative Agent and the Participant

Lenders to appear and be heard on any issue, or to object to any relief sought, in the Bankruptcy Court, except to the extent that such actions would constitute a breach of the Administrative Agent’s or any Participant Lender’s obligations under this Accommodation Agreement.
          (j) Any provision of this Accommodation Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          (k) Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Accommodation Agreement.
          (l) This Accommodation Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A facsimile or .pdf copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.
          (m) THIS ACCOMMODATION AGREEMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.
          (n) EACH OF THE BORROWER, THE GUARANTORS, THE AGENTS AND EACH PARTICIPANT LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ACCOMMODATION AGREEMENT.

     Signature page for the Accommodation Agreement, dated as of December 12, 2008 among Delphi Corporation and the lenders party thereto

Name of Lender:
By:
Name:
Title:

Name of Lender: JPMORGAN CHASE BANK, N.A.
By:	/s/ Susan Atkins
	Name:	Susan Atkins
	Title:	Managing Director

CITICORP USA, INC.
By:	/s/ Shapleigh Smith
	Name:	Shapleigh Smith
	Title:	Managing Director

Schedule I
Automatic Accommodation Termination Defaults
1.	Any Event of Default occurring under Section 7.01(b) (except as a result of a default in the payment of (a) principal of the Loans pursuant to Section 2.13(a) or, on the Maturity Date, pursuant to 2.11(a), 2.13(c) or 2.28 of the Credit Agreement, (b) interest on the Tranche C Loan pursuant to Section 2.08 or 2.09 of the Credit Agreement or (c) interest on any Tranche A Loans or the Tranche B Loan, solely to the extent such interest is not paid on demand pursuant to Section 2.08 or Section 2.09 of the Credit Agreement (but for the avoidance of doubt this exception is not intended to exclude a failure to pay interest under Section 3(f) of the Accommodation Agreement which shall be governed by Item 2 below)), (e), (g), (i) and (j) of the Credit Agreement.
2.	Any breach of Section 3(e), (f), (g), (i) or (l) of the Accommodation Agreement.

3.	The PBGC shall have obtained any Foreign PBGC Lien, and either the Required Lenders or the Required Total Participant Lenders shall have notified the Borrower that they have determined that such Foreign PBGC Lien materially impairs the Lenders’ interest in the Collateral.

Schedule II
Specified Defaults
1.	Any Event of Default occurring under the Credit Agreement solely as a result of the failure by the Borrower to pay (a) the principal of the Loans pursuant to Section 2.13(a) or, on the Maturity Date, pursuant to Section 2.11(a), 2.13(c) or 2.28 of the Credit Agreement, (b) interest on the Tranche C Loan pursuant to Section 2.08 or Section 2.09 of the Credit Agreement, (c) interest on the Tranche A Loans and the Tranche B Loan, solely to the extent such interest is not paid on demand in accordance with Section 2.08 or Section 2.09 of the Credit Agreement (and for the avoidance of doubt expressly excluding from the definition of Specified Default a failure to pay interest under Section 3(f) of the Accommodation Agreement), and (d) any Swap Exposure then due under a Hedging Agreement as required pursuant to Section 5.04 solely as a result of a termination of such Hedging Agreement or any Transaction under and defined in any Hedging Agreement prior to the otherwise scheduled termination or maturity date resulting exclusively from a Specified Default (or a cross-default to such Specified Default), but in each case excluding any other act or omission by the Borrower or any other Person, or any other event or condition, which exclusion includes, without limitation, those acts, omissions, events and conditions specifically set forth in the Credit Agreement.

Annex I
Form of Hedging Agreement Termination Forbearance Election
     Reference is made to the Accommodation Agreement dated as of December 12, 2008 (the “Accommodation Agreement”) among Delphi Corporation, the Guarantors party thereto, the Lenders and other Persons party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Accommodation Agreement.
     The undersigned Participant Lender hereby agrees not to terminate any Hedging Agreements at any time (including any “Transactions” under and defined in any such Hedging Agreement) pursuant to and in accordance with Section 2(a)(iii) of the Accommodation Agreement, provided (i) that the Hedging Requirement shall have otherwise been satisfied and (ii) the aggregate amount of Swap Exposure of Indebtedness in respect of Secured Domestic Hedging Obligations at such time is less than equal to $500,000,000.
Date: ___________ ___, ______

By:
Name:
Title: